EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Lake Ariel Bancorp, Inc.:

         We consent to incorporation by reference in the registration statement on Form S-4 related to the registration of shares for the merger between NBT Bancorp Inc. and Lake Ariel Bancorp, Inc., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our audit report dated January 25, 1999, relating to the consolidated balance sheets of Lake Ariel Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 which report has been incorporated by reference in the December 31, 1998 annual report on Form 10-K of Lake Ariel Bancorp Inc., incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the Prospectus.



                          /s/ Parente, Randolph, Orlando, Carey & Associates

Wilkes-Barre, Pennsylvania
December 15, 1999